UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2011

Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	845-986-8080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Warwick Valley Telephone Company (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on May 5, 2011 for the sole purpos of disclosing the Company’s decision regarding the frequency with which it will include shareholder advisory votes on the compensation of its named executive officers (“Say-on-Pay-Votes”) in future annual meeting proxy materials.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As previously reported, at the annual meeting held on April 29, 2011, the Company’s shareholders voted, on an advisory basis, in favor of holding a Say-on-Pay Vote annually.  In light of this advisory vote, the Company’s Board of Directors has determined that future Say-On-Pay Votes will be held annually until the next required advisory vote on the frequency of such Say-On-Pay Votes, which, in accordance with applicable law, will occur no later than the Company’s 2017 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: September 26, 2011	/s/ Duane W. Albro
Duane W. Albro
President and Chief Executive Officer